Exhibit 5

KING, HOLMES, PATERNO & BERLINER LLP

ATTORNEYS AT LAW

1900 AVENUE OF THE STARS, TWENTY-FIFTH FLOOR

LOS ANGELES, CALIFORNIA 90067-4506

TELEPHONE (310) 282-8989

FACSIMILE (310) 282-8903

July 10, 2008

Manhattan Bancorp

2141 Rosecrans Avenue, Suite 1160

El Segundo, CA  90245

Re:	Manhattan Bancorp
Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement’), of Manhattan Bancorp, a California corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 732,789 shares of the Company’s common stock, without par value (the “Common Stock”) that were authorized for issuance under the Company’s 2007 Stock Option Plan.

We have examined the originals, or photostatic or certified copies of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan against payment therefor, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to laws other than those of the State of California and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the law of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name wherever appearing in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ King, Holmes, Paterno & Berliner, LLP

King, Holmes, Paterno & Berliner, LLP